                      FIRST AMENDMENT TO VOTING AGREEMENT


         THIS FIRST AMENDMENT TO VOTING AGREEMENT (this "Amendment") is entered into as of September 6, 1994 by and among Air Partners II, L.P., a Texas limited partnership, TPG Partners, L.P., a Texas limited partnership, TPG Parallel I, L.P., a Texas limited partnership, Continental Airlines, Inc., a Delaware corporation, and GPA Group plc, an Irish public limited company ("GPA").

                                    RECITALS

         WHEREAS, Amwest Partners, L.P. a Texas limited partnership ("AmWest"), and GPA entered into that certain Voting Agreement, dated as of August 25, 1994 (the "Voting Agreement");

         WHEREAS, AmWest was dissolved by operation of that certain Termination Agreement dated as of August 25, 1994, by and among its general and limited partners (the "Termination Agreement");

         WHEREAS, AmWest's obligations under the Agreement have been collectively assumed by TPG Partners, L.P., TPG Parallel I, L.P., Air Partners II, L.P. and Continental Airlines, Inc. and their respective Affiliates in accordance with the Termination Agreement, the Voting Agreement and that certain Letter Agreement dated as of August 25, 1994 delivered pursuant to Section 3(a) of the Voting Agreement; and

         WHEREAS, the parties to the Voting Agreement desire to amend the Voting Agreement in order to clarify the meaning of the parenthetical "(on a fully diluted basis)" as used therein.

         NOW, THEREFORE, in consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Voting Agreement is hereby amended by inserting at the end of
Section 1 thereof the following new paragraph:

         "As used herein, the parenthetical "(on a fully diluted basis)" shall mean that the determination of percentage of voting equity securities modified by such parenthetical shall be made (i) as if the 10,384,615 warrants to purchase shares of Class B common stock of AWA issued upon consummation of the Plan shall have been exercised for 10,384,615 shares of Class B common stock of AWA as of the date that such determination is made, and (ii) excluding from such determination the potential dilutive effect of any warrants, options or rights relating to Voting Securities or nonvoting equity securities convertible directly or indirectly into Voting Securities issued subsequent and unrelated to the consummation of the Plan (collectively referred to herein as "Post Plan Convertible Securities"). Neither the use of the parenthetical "(on a fully diluted basis)" nor any determination of percentage of Voting Securities modified by such parenthetical shall be deemed to limit AWA's ability to issue securities and, subject to the provisions of Clause (ii) of the immediately preceding sentence, any securities so issued (including, without limitation upon exercise of or in exchange for any Post Plan Convertible Security) shall be included for purposes of any calculation of ownership interests provided for in this Agreement.

         2. All capitalized terms used herein that are not defined herein shall be given the meaning given the meaning given to them in the Agreement.

         3. Except as specifically modified by this Amendment, (a) the terms, conditions, and covenants set forth in the Agreement are hereby ratified and confirmed by the parties hereto and are in full force and effect and (b) nothing herein shall in any way alter, impair, or modify the Agreement.

         4. This Amendment may be executed by the parties hereto in counterparts and by telecopy, each of which shall be deemed to constitute an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the date first written above.


                                           AIR PARTNERS II, L.P.

                                           By:  TPG Genpar, L.P.
                                           By:  TPG Advisors, Inc.


                                                By: /s/ Richard P. Schifter
                                                    ----------------------------
                                                Name: Richard P. Schifter
                                                Title: Vice President


                                           TPG PARTNERS, L.P.

                                           By:  TPG Genpar, L.P.
                                           By:  TPG Advisors, Inc.


                                                By: /s/ Richard P. Schifter
                                                    ----------------------------
                                                Name: Richard P. Schifter
                                                Title: Vice President


                                           TPG PARALLEL I, L.P.

                                           By:  TPG Genpar, L.P.
                                           By:  TPG Advisors, Inc.


                                                By: /s/ Richard P. Schifter
                                                    ----------------------------
                                                Name: Richard P. Schifter
                                                Title: Vice President


                                           CONTINENTAL AIRLINES, INC.


                                                By: /s/ Charles T. Goolsby
                                                    ----------------------------
                                                Name: Charles T. Goolsby
                                                Title: EVP Corporate Affairs

                                           GPA GROUP plc


                                                By:  /s/ Michael Walsh
                                                    ----------------------------
                                                Name: Michael Walsh
                                                Title: Vice President - Legal